EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-103801) dated March 13, 2003 and the registration statement on Form S-3 (No. 333-175806) dated July 27, 2011 of LCNB Corp. of our reports dated February 27, 2012 on the consolidated financial statements and the effectiveness of internal control over financial reporting of LCNB Corp., which reports appear in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ J.D. Cloud & Co. L.L.P.
Certified Public Accountants

Cincinnati, Ohio
February 27, 2012